Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-148854 on Form S-11 of our reports dated March 27, 2008 relating to the consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and relating to the financial statement schedule of the Company and our report dated March 26, 2008 relating to the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, appearing in the Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Houston, Texas
June 18, 2008